UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2018 (June 15, 2017)

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	700 Canal Street, Third Floor Stamford, Connecticut	06902

	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 307-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on June 20, 2017 (the “Original Form 8-K”) with the Securities and Exchange Commission relating to the annual meeting of stockholders of The Providence Service Corporation (the “Company”) held on June 15, 2017 (the “2017 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct future non-binding advisory votes on named executive officer compensation.  No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

(d) As previously reported in the Original Form 8-K, at the 2017 Annual Meeting, a non-binding advisory vote was conducted on the frequency of future non-binding advisory votes to approve named executive officer compensation. The Board of Directors of the Company (the “Board”) recommended to hold such advisory votes to approve named executive officer compensation every year, and a majority of the shares were voted for such advisory vote to be held every year.  In light of these voting results, the Company plans to hold future non-binding advisory votes approving named executive officer compensation annually (the next such vote being at the 2018 annual meeting of stockholders of the Company) until the next required vote on the frequency of such advisory votes (which would be at the 2023 annual meeting of stockholders of the Company), or until the Board otherwise determines that a different frequency is in the best interests of the Company and its stockholders.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION
Date: February 2, 2018	By:	/s/ Sophia D. Tawil
	Name:	Sophia D. Tawil
	Title:	General Counsel and Secretary